                     DAIMLER-BENZ AUTO GRANTOR TRUST 1995-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: NOVEMBER 1997
DISTRIBUTION DATE: 12/15/97



STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                         Per $1,000 of Original
                                                                                                             Class A/Class B
                                                                                                            Certificate Amount
                                                                                                         ----------------------
     (i)    Principal Distribution
              Class A Amount                                                     $10,656,273.66               $18.690134
              Class B Amount                                                        $560,856.51               $18.690134

    (ii)    Interest Distribution
              Class A Amount                                                        $809,258.30                $1.419365
              Class B Amount                                                         $42,592.54                $1.419365

   (iii)    Amount of Distribution allocable to the Yield Supplement Amount          $10,355.64
              Class A Amount                                                          $9,837.86
              Class B Amount                                                            $517.78

            Amount of Distribution allocable to the (Excess) Shortfall Amount        ($3,643.84)
              Class A Percentage                                                     ($3,461.65)
              Class B Percentage                                                       ($182.19)

    (iv)    Monthly Servicing Fee                                                   $145,615.53                $0.242627
              Monthly Supplemental Servicing Fee                                          $0.00                $0.000000
              Class A Percentage of the Servicing Fee                               $138,334.75                $0.242627
              Class A Percentage of the Supplemental Servicing Fee                        $0.00                $0.000000
              Class B Percentage of the Servicing Fee                                 $7,280.78                $0.242627
              Class B Percentage of the Supplemental Servicing Fee                        $0.00

     (v)    Class A Principal Balance (end of Collection Period)                $155,345,428.70
            Class A Pool Factor (end of Collection Period)                            27.246174%
            Class B Principal Balance (end of Collection Period)                  $8,176,075.19
            Class B Pool Factor (end of Collection Period)                            27.246174%

    (vi)    Pool Balance (end of Collection Period)                             $163,521,503.89

   (vii)    Class A Interest Carryover Shortfall                                          $0.00
            Class A Principal Carryover Shortfall                                         $0.00
            Class B Interest Carryover Shortfall                                          $0.00
            Class B Principal Carryover Shortfall                                         $0.00

  (viii)    Amount Otherwise Distributable to the Seller that is Distributed
            to Either the Class A or Class B Certificateholders                           $0.00                $0.000000


    (ix)    Balance of the Reserve Fund Property (end of Collection Period)
              Class A Amount                                                      $6,219,745.33
              Class B Amount                                                              $0.00

     (x)    Aggregate Purchase Amount of Receivables repurchased
            by the Seller or the Servicer                                                 $0.00